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                                                                     EXHIBIT 5.1

                           [Letterhead of Tobin & Tobin]

                                 April 24, 1997




Sequoia Mortgage Funding Corporation
591 Redwood Highway
Suite 3120
Mill Valley, CA  94941

         Re:     Sequoia Mortgage Funding Corporation
                 Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Sequoia Mortgage Funding Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Collateralized Mortgage Bonds (the "Bonds"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Bonds are issuable in series under separate indentures (each such agreement, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the form filed as an exhibit to the Registration Statement.

         We have examined and relied upon copies of the Company's Bylaws, the Registration Statement, the form of Indenture and the forms of Bonds included as exhibits thereto and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.
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Sequoia Mortgage Funding Corporation
April 24, 1997
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         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the corporation laws of the State of Delaware and the federal laws of the United States of America.

         Based upon the foregoing, we are of the opinion that:

         1. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

         2. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Bonds of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Bonds will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.
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Sequoia Mortgage Funding Corporation
April 24, 1997
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         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus and prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,


                                               /s/ Tobin & Tobin